Exhibit 5.1
                         JAMES N. BARBER
                         Attorney at Law
                    Suite 100, Bank One Tower
                         50 West Broadway
                     Salt Lake City, UT 84101

Telephone: (801) 364-6500                                 Fax: (801) 364-3406
                             E-Mail: Barberjn@aol.com
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                        December 20, 2004

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

     Re: Opinion and consent of Counsel with respect to registration statement on Form SB-2 for Elite Artz, Inc.

Dear Sir or Madam:

      I have been requested to issue my opinion as to the legal status of shares of Elite Artz, Inc. which are proposed to be issued pursuant to a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Act"). I have, in connection with that request, examined the Articles of Incorporation and By-laws of Elite Artz and North American Marketing Corporation, a Delaware corporation which is a predecessor to Elite Artz, Inc., Articles of Merger and the Merger Agreement by which Elite Artz and North American were merged on April 12, 2004, resolutions of the Board of Directors of North American dated July 29, 2002, January 7, 2003, August 19, 2003, January 2, 2004 and April 15, 2004, and exhibits thereto; subscription agreements covering 2,040,000 common shares of North American which now constitute shares of Elite Artz which were issued without registration under the Act in reliance on 4(2) of the Act; and other instruments as I have deemed necessary or appropriate to establish a basis for the opinions set
forth herein.   Elite Artz proposes to register the 745,900 shares previously sold to individual investors for resale, and an additional 200,000 shares to be offered to the public at an offering price of $.50 per shares in cash.

     Based upon my examination of relevant documents, it is my opinion that Elite Artz is duly organized, validly existing and in good standing as a corporation under the laws of the State of Nevada and that the Shares to be offered and sold pursuant to the Company's registration statement on Form SB-2 will, when offered, sold and delivered after sale, be validly authorized and issued, fully paid, and non-assessable common shares of the corporation.

      I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                Sincerely,

                                /s/ James N. Barber

                                James N. Barber